                            PRO FORMA FINANCIAL DATA


   The following unaudited pro forma financial data reflects our historical results as adjusted on a pro forma basis to give effect to our April 2004 offering of common units, together with the completion of the acquisition of Spectrum Field Services, Inc. and the offering of 2,100,000 common units, assuming that the underwriters do not exercise their over-allotment option to purchase up to an additional 315,000 common units, as referred to in Item 5 of this Form 8-K report. The unaudited pro forma balance sheet is prepared as though these transactions occurred as of March 31, 2004. The unaudited pro forma statement of operations for the year ended December 31, 2003 is prepared as though these transactions occurred as of January 1, 2003. The unaudited pro forma statement of operations for the three months ended March 31, 2004 is prepared as though these transactions occurred as of January 1, 2004. The acquisition and offering adjustments are described in the notes to the unaudited pro forma financial data. The unaudited pro forma financial data and accompanying notes should be read together with our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our and Spectrum's historical financial statements and related notes included or incorporated by reference in the prospectus supplement referred to in Item 5 of this Form 8-K report. Because we will not complete the Alaska Pipeline acquisition due to recent events, that acquisition is not included in these unaudited pro forma financial statements.

   We accounted for the acquisition of Spectrum in the unaudited pro forma financial statements using the purchase method in accordance with the guidance of Statement of Financial Accounting Standards No. 141, "Business Combinations." For purposes of developing the unaudited pro forma financial information, we have allocated the purchase price to Spectrum's gas gathering and transmission facilities based on fair market value.

   The unaudited pro forma financial statements presented are for informational purposes only and are based upon available information and assumptions that we believe are reasonable under the circumstances. You should not construe the unaudited pro forma financial statements as indicative of the combined financial position or results of operations that we and Spectrum would have achieved had the transaction been consummated on the dates assumed. Moreover, they do not purport to represent our and Spectrum's combined financial position or results of operations for any future date or period or constitute a representation that we will complete the Spectrum acquisition.

                         ATLAS PIPELINE PARTNERS, L.P.

                      PRO FORMA BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 2004
                                 (in thousands)



                                                Historical                                  Pro forma
                                                   Atlas      Historical   Acquisition   pre-offering     Offering       Pro forma
                                                 Pipeline      Spectrum    adjustments   consolidated    adjustments   consolidated
                                                ----------    ----------   -----------   ------------    -----------   ------------
                   ASSETS
Current assets:
 Cash and cash equivalents ..................     $11,979      $    --       $   545(a)(b) $ 12,524       $  1,457(i)    $ 13,981
 Accounts receivable ........................           3        9,430            --          9,433             --          9,433
 Inventories ................................          --          334            --            334             --            334
 Prepaid expenses ...........................         223          115            --            338             --            338
 Other ......................................          --          338           (10)(b)        328             --            328
                                                  -------      -------       -------       --------       --------       --------
 Total current assets .......................      12,205       10,217           535         22,957          1,457         24,414

Property and equipment:
 Gas gathering and transmission facilities ..      38,203       56,902        84,794(b)     179,899             --        179,899
 Less - accumulated depreciation ............      (7,909)      (7,306)        7,306(b)      (7,909)            --         (7,909)
                                                  -------      -------       -------       --------       --------       --------
 Net property and equipment .................      30,294       49,596        92,100        171,990             --        171,990

Goodwill ....................................       2,305           --            --          2,305             --          2,305

Deferred income taxes .......................          --        1,645        (1,645)(b)         --             --             --

Other assets ................................       2,546        1,613         2,916(b)       7,075             --          7,075
                                                  -------      -------       -------       --------       --------       --------
                                                  $47,350      $63,071       $93,906       $204,327       $  1,457       $205,784
                                                  =======      =======       =======       ========       ========       ========

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
 Accounts payable and accrued liabilities ...     $   260      $10,794       $    --       $ 11,054       $     --       $ 11,054
 Accounts payable - affiliates ..............         368           --            --            368             --            368
 Current portion of long-term debt ..........          --        4,992        (4,992)(b)         --             --             --
 Distribution payable .......................       3,118        2,392        (2,392)(b)      3,118             --          3,118
                                                  -------      -------       -------       --------       --------       --------
 Total current liabilities ..................       3,746       18,178        (7,384)        14,540             --         14,540

Long-term debt ..............................          --       42,433        57,567(b)     100,000        (49,147)(h)     50,853

Preferred equity ............................          --           --        20,638(b)      20,638        (20,638)(h)         --
Stockholders' equity ........................          --        2,460        (2,460)(b)         --             --             --

Partners' capital:
 Common unitholders .........................      43,163           --        25,000(a)      68,163         69,785(h)     137,948
 Subordinated unitholders ...................         120           --            --            120             --            120
 General partner ............................         321           --           545(a)         866          1,457(i)       2,323
                                                  -------      -------       -------       --------       --------       --------
 Total partners' capital ....................      43,604           --        25,545         69,149         71,242        140,391
                                                  -------      -------       -------       --------       --------       --------
                                                  $47,350      $63,071       $93,906       $204,327       $  1,457       $205,784
                                                  =======      =======       =======       ========       ========       ========



                  See notes to pro forma financial statements

                         ATLAS PIPELINE PARTNERS, L.P.

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per unit data)



                                                 Historical                                  Pro forma
                                                   Atlas      Historical    Acquisition   pre-offering     Offering       Pro forma
                                                  Pipeline     Spectrum     adjustments   consolidated   adjustments   consolidated
                                                 ----------   ----------    -----------   ------------   -----------   ------------
Revenues:
 Transportation and compression .............     $15,651      $     --       $    --       $ 15,651       $    --       $ 15,651
 Sales of natural gas and liquids ...........          --        98,772            --         98,772            --         98,772
                                                  -------      --------       -------       --------       -------       --------
                                                   15,651        98,772            --        114,423            --        114,423

Costs and expenses:
 Transportation and compression .............       2,421            --            --          2,421            --          2,421
 Cost of gas sold ...........................          --        78,827            --         78,827            --         78,827
 General and administrative .................       1,661         4,322            --          5,983            --          5,983
 Operations and maintenance .................          --         6,262            --          6,262            --          6,262
 Depreciation and amortization ..............       1,770        16,050        (7,156)(d)     10,664            --         10,664
                                                  -------      --------       -------       --------       -------       --------
                                                    5,852       105,461        (7,156)       104,157            --        104,157
                                                  -------      --------       -------       --------       -------       --------

 Operating income (loss) ....................       9,799        (6,689)        7,156         10,266            --         10,266
                                                  -------      --------       -------       --------       -------       --------
 Other income (deductions):
 Interest expense ...........................        (258)       (2,725)       (2,873)(c)(e)  (5,856)        2,408(j)(k)(l)(3,448)
 Other ......................................          98          (843)           --           (745)           --           (745)
                                                  -------      --------       -------       --------       -------       --------
                                                     (160)       (3,568)       (2,873)        (6,601)        2,408         (4,193)
                                                  -------      --------       -------       --------       -------       --------

Income (loss) before income taxes............       9,639       (10,257)        4,283          3,665         2,408          6,073
Provision for income taxes...................          --        (4,303)        4,303(f)          --            --             --
                                                  -------      --------       -------       --------       -------       --------
 Net income (loss) ..........................       9,639        (5,954)          (20)         3,665         2,408          6,073
 Preferred stock dividends ..................          --         1,054         1,573(g)       2,627        (2,627)(m)         --
                                                  -------      --------       -------       --------       -------       --------

Net income (loss) attributable to partners...     $ 9,639      $ (7,008)      $(1,593)(g)   $  1,038       $ 5,035       $  6,073
                                                  =======      ========       =======       ========       =======       ========
Net income (loss) - limited partners.........     $ 8,651                                   $    120                     $  4,873
                                                  =======                                   ========                     ========
Net income (loss) - general partner..........     $   988                                   $    918                     $  1,200
                                                  =======                                   ========                     ========
Basic and diluted net income (loss) per
  limited partner unit.......................     $  2.17                                   $    .03                     $    .80
                                                  =======                                   ========                     ========
Weighted average units outstanding...........       3,981                                      3,981         2,100          6,081
                                                  =======                                   ========       =======       ========



                  See notes to pro forma financial statements

                         ATLAS PIPELINE PARTNERS, L.P.

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 2004
                      (in thousands, except per unit data)



                                                 Historical                                  Pro forma
                                                   Atlas      Historical    Acquisition   pre-offering     Offering       Pro forma
                                                  Pipeline     Spectrum     adjustments   consolidated   adjustments   consolidated
                                                 ----------   ----------    -----------   ------------   -----------   ------------
Revenues:
 Transportation and compression .............      $4,210       $    --       $    --       $ 4,210         $   --        $ 4,210
 Sales of natural gas and liquids ...........          --        27,785            --        27,785             --         27,785
                                                   ------       -------       -------       -------         ------        -------
                                                    4,210        27,785            --        31,995             --         31,995

Costs and expenses:
 Transportation and compression .............         607            --            --           607             --            607
 Cost of gas sold ...........................          --        21,951            --        21,951             --         21,951
 General and administrative .................         581           673            --         1,254             --          1,254
 Operations and maintenance .................          --         1,115            --         1,115             --          1,115
 Depreciation and amortization ..............         519           740         1,484(d)      2,743             --          2,743
                                                   ------       -------       -------       -------         ------        -------
                                                    1,707        24,479         1,484        27,670             --         27,670
                                                   ------       -------       -------       -------         ------        -------

 Operating income ...........................       2,503         3,306        (1,484)        4,325             --          4,325
                                                   ------       -------       -------       -------         ------        -------

 Other income (deductions):
 Interest expense ...........................         (63)         (778)         (488)(c)(e) (1,329)          (777)(j)(k)(l(2,106)
 Other ......................................          36          (378)           --          (342)            --           (342)
                                                   ------       -------       -------       -------         ------        -------
                                                      (27)       (1,156)         (488)       (1,671)          (777)        (2,448)
                                                   ------       -------       -------       -------         ------        -------

Income (loss) before income taxes............       2,476         2,150        (1,972)        2,654           (777)         1,877
Provision for income taxes...................          --           816          (816)(f)        --             --             --
                                                   ------       -------       -------       -------         ------        -------
 Net income (loss) ..........................       2,476         1,334        (1,156)        2,654           (777)         1,877
 Preferred stock dividends ..................          --           264           393(g)        657           (657)(m)         --
                                                   ------       -------       -------       -------         ------        -------
Net income (loss) attributable to partners...      $2,476       $ 1,070       $(1,549)      $ 1,997         $ (120)       $ 1,877
                                                   ======       =======       =======       =======         ======        =======
Net income (loss) - limited partners.........      $2,121                                   $   823                       $ 1,330
                                                   ======                                   =======                       =======
Net income (loss) general partner............      $  355                                   $ 1,174                       $   547
                                                   ======                                   =======                       =======
Basic and diluted net income (loss) per
  limited partner unit.......................      $  .49                                   $   .19                       $   .21
                                                   ======                                   =======                       =======
Weighted average units outstanding - basic...       4,355                                     4,355          2,100          6,455
                                                   ======                                   =======         ======        =======
Weighted average units outstanding - diluted.       4,356                                     4,356          2,100          6,456
                                                   ======                                   =======         ======        =======



                  See notes to pro forma financial statements

                         Atlas Pipeline Partners, L.P.
               Notes to Unaudited Pro Forma Financial Statements


a. Reflects the net proceeds from our sale of 750,000 common units in April 2004 and our general partner's 2% capital contribution in accordance with the terms of our partnership agreement.

b. Reflects our purchase of 100% of the equity of Spectrum for $147 million, including estimated transaction costs. The acquisition will be financed by a $21.9 million preferred equity investment by Atlas America and Resource America in our operating subsidiary, the $25 million of net proceeds from our April 2004 common unit offering and a $100 million term loan under our new credit facility. We describe our new credit facility under "Business--New Credit Facility." Adjustments include the payment of $3.1 million of estimated financing costs which appear in the pro forma balance sheet as other assets.

c. Reflects the adjustment to interest expense resulting from $100 million of borrowings under our new credit facility bearing an interest at the London Interbank Offered Rate, or LIBOR, plus 375 basis points, assumed to be 5.07% for the six months ended June 30, 2003 and 4.80% for the six months ended December 31, 2003. For the three months ended March 31, 2004, the borrowings bear an interest rate of LIBOR plus 275 basis points, assumed to be 3.90%.

d. Reflects the adjustment to depreciation expense based upon the cost of the acquired gas gathering and transmission facilities using depreciable lives ranging from 3 to 26.5 years and using the straight-line method.

e. Reflects the amortization of deferred financing costs related to our new credit facility to finance the acquisition.

f. Reflects the elimination of federal and state income taxes following the conversion of Spectrum, currently a C-corporation, to a limited liability company concurrent with its acquisition by us.

g. Reflects the elimination of preferred stock dividends by Spectrum paid prior to our acquisition and payment of dividends on the preferred equity of our operating subsidiary.

h. Reflects net proceeds in this offering of $72.1 million after offering costs of $4.1 million, assuming the issuance of 2.1 million common units at a price of $36.31 per unit (the average closing price from June 29, 2004 to July 6, 2004), used to repurchase the $23 million preferred equity from Resource America and Atlas America (including a $1.1 million repurchase premium) and repay $49.1 million of borrowings under the $100 million term loan.

i. Reflects the 2% capital contribution from our general partner in accordance with the terms of our partnership agreement.

j. Reflects the adjustment to interest expense resulting from the issuance of common units and the repayment of debt incurred to finance the Spectrum acquisition.

k. Reflects a write-off of deferred financing costs in connection with a permanent $49.1 million repayment of the $100 million term loan.

l. Reflects the adjustment to amortization as a result of the write-off of deferred financing costs due to the partial repayment of the $100 million term loan.

m. Reflects the elimination of dividends paid on the preferred equity of our operating subsidiary as a result of its repurchase from the net proceeds of this offering.